UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2025 (May 29, 2025)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	90-1559541
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 29, 2025, CFN Enterprises Inc., or the Company, entered into a Securities Purchase Agreement with J Street Capital Partners, LLC, a Florida limited liability company, or J Street, and the owner of all of the equity interests of J Street, or the Seller, whereby the Company will acquire 100% of J Street from the Seller. J Street is an importer and wholesaler of wines and alcoholic beverages which currently distributes its products to Nevada, New York, New Jersey, Florida and California and its customers include bars, restaurants, casinos and hotels. The acquisition of J Street consists of its inventory, import and export licenses, intellectual property, formulations and its distributor network and client base. The consideration to be paid to the Seller at closing for J Street is an aggregate of 1.5 million shares of the Company’s common stock. Subject to a 15% net profit requirement and minimum annual revenue requirements ($2 million for the remainder of the 2025 calendar year; $10 million for the 2026 calendar year), the Seller may earn up to an aggregate of 7.25 million shares of Company common stock based on J Street achieving an aggregate revenue target in excess of $30 million, and the Company has agreed to provide working capital of approximately $500,000 through the end of 2026 towards J Street to achieve revenue targets. The securities to be issued by the Company will be issued pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended. The Seller has agreed to limit sales of Company common stock acquired from the sale of J Street consisting of a 12 month lockup from the date of issuance and a 48 month leak-out. The closing of the transaction is subject to satisfaction or waiver of certain customary closing conditions, including the delivery of certain other agreements and consents.

The foregoing is a description of the material terms and conditions of the Securities Purchase Agreement, and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.  The representations and warranties of each party set forth in such agreement have been made solely for the benefit of the other party thereto for the purpose of allocating contractual risk between the parties and not for the purpose of establishing matters as to fact. In particular, the assertions embodied in the representations and warranties contained in the agreement (i) may have been qualified, modified, or excepted by confidential disclosures made to the other party for the purpose of allocation of contractual risk, (ii) are subject to materiality qualifications contained in the agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the agreement or such other date as is specified in the therein. Accordingly, the representations and warranties in the agreement should not be viewed or relied upon as characterizations of the actual state of facts about the parties thereto.

Item 9.01. Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Securities Purchase Agreement entered into on May 29, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: June 4, 2025